Exhibit 99.1

CUSIP No. 76132B 10 6	13G

EXHIBIT A

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached statement on Schedule 13G relating to the Common Stock of RetailMeNot, Inc. is filed on behalf of each of us.

Dated: February 13, 2015

INSTITUTIONAL VENTURE PARTNERS XIII, L.P.

By: Institutional Venture Management XIII, LLC
Its: General Partner

By:	/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact

INSTITUTIONAL VENTURE MANAGEMENT XIII, LLC

By:	/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact

/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact for Todd C. Chaffee

/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact for Norman A. Fogelsong

/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact for Stephen J. Harrick

/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact for J. Sanford Miller

/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact for Dennis B. Phelps